FORM OF ANNUAL SERVICER'S CERTIFICATE
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                      Bank of America National Association
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                           BA MASTER CREDIT CARD TRUST
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             The undersigned, a duly authorized representative of Bank of
America National Association ("Bank of America"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of JULY 19, 1996 (the "Pooling and Servicing Agreement") by and between Bank of America and the [Trustee], as trustee (the "Trustee") does hereby certify that:

             1. Bank of America is Servicer under the Pooling and Servicing Agreement.

             2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

             3. This Certificate is delivered pursuant to Section 3.05 of the Pooling and Servicing Agreement.

             4. A review of the Activities of the Servicer during the period from the Closing date until DECEMBER 31, 1997 was conducted under the
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supervision of the undersigned.

             5. Based on such review, the Servicer has, to the best knowledge of the undersigned, fully performed all its obligations under the Pooling and Servicing Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

             6. The following is a description of each deftulat in the perfor-mance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement, including any Supplement, known to the undersigned to have been made during such period which sets forth in detail: (i) the nature of each such default; (ii) the action taken by the Servicer, if any, to remedy each such default; (iii) the current status of each such default:
                                      None




                  IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 11th day of MARCH, 1998.
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                                    BANK OF AMERICA NATIONAL ASSOCIATION

                                    Transferor and Servicer

                                    By:  /s/ MARGARET A. SPRUDE
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                                         Name:  Margaret A. Sprude
                                         Title: SVP & Chief Financial Officer